                                                                    Exhibit 8.1


                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                March  , 2001



Duke Energy Corporation
Duke Capital Corporation
526 South Church Street
Charlotte, NC 28202


                         Re:  Offering of Equity Units

Ladies and Gentlemen:

     We have acted as tax counsel to Duke Energy Corporation, a North Carolina corporation ("Duke Energy") and Duke Capital Corporation, a Delaware corporation ("Duke Capital"), in connection with the issuance of certain equity units (the "Equity Units"), consisting of units (referred to as "Corporate Units") initially comprised of stock purchase contracts (the "Purchase Contracts"), to purchase common stock of Duke Energy and five-year senior notes (the "Senior Notes") issued by Duke Capital.

     In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) the Registration Statement of Duke Energy (File No. 333-52204) on Form S-3 dated December 19, 2000, filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") (the "Duke Energy Registration Statement"); (ii) the Registration Statement of Duke Capital (File No. 333-92283) on Form S-3 dated December 7, 1999, filed with the Commission pursuant to the Act, and as amended January 4, 2000 (the "Duke Capital Registration Statement," and, together with the Duke Energy Registration Statement, the "Registration Statements"); (iii) the Prospectus of Duke Energy that was included in the Duke Energy Registration Statement on Form S-3, as declared effective by the Commission on December 26, 2000 (the "Duke Energy Prospectus");
(iv) the Prospectus of Duke Capital that was included in the Duke Capital Registration Statement on Form S-3, as declared effective by the Commission on January 7, 2000 (the "Duke Capital Prospectus," and, together with the Duke Energy Prospectus, the "Prospectuses"); (v) the Supplement to the Prospectus for the Equity Units, dated March , 2001 and forming a part of the Duke Energy Registration Statement (the "Duke Energy Prospectus Supplement"); (vi) the supplement to the Duke Capital Prospectus for the Senior Notes, dated March , 2001 and forming a part of the Duke Capital Registration Statement (the "Duke Capital Prospectus Supplement," and, together with the Duke Energy Prospectus Supplement, the "Prospectus Supplements"); (vii) the Senior Indenture, dated as of April 1, 1998, between Duke Capital and The

Duke Energy Corporation
Duke Capital Corporation
March  , 2001
Page 2

Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"); (viii) the First Supplemental Indenture, dated as of July 20, 1998, between Duke Capital and the Trustee; (ix) the Second Supplemental Indenture, dated as of September 28, 1999, between Duke Capital and the Trustee; (x) the Third Supplemental Indenture, dated as of March , 2001 between Duke Capital and the Trustee; and (xi) the Purchase Contract Agreement, dated as of March , 2001, between Duke Energy and The Chase Manhattan Bank, a New York banking corporation, as purchase contract agent (the "Purchase Contract Agent"). In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

     Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Equity Units and the Senior Notes set forth in the Registration Statements, the Prospectuses and the Prospectus Supplements and certain other documents; (ii) the conformity of the Equity Units and the Senior Notes to the terms set forth in the Registration Statements, the Prospectuses and the Prospectus Supplements; and (iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We also have assumed that the transactions related to the issuance of the Equity Units will be consummated in the manner contemplated by the Registration Statements, the Prospectuses and the Prospectus Supplements.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

     (1) the discussion in the Duke Energy Prospectus Supplement under the heading "Certain Federal Income Tax Consequences" constitutes, in all material respects, a fair and accurate summary of the matters addressed therein, based on the assumptions stated or referred to therein; and

     (2) the Senior Notes will be treated as indebtedness of Duke Capital for U.S. federal income tax purposes.


     We express no opinion concerning any tax consequences associated with the Equity Units other than those specifically set forth herein.

     Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Equity Units, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume

Duke Energy Corporation
Duke Capital Corporation
March  , 2001
Page 3

no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

     This opinion is furnished to you solely for your benefit in connection with the offering of the Equity Units and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Duke Energy Prospectus Supplement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Current Report on Form 8-K of Duke Energy filed on March 13, 2001 with the Commission. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under the Act, or the rules and regulations of the Commission promulgated thereunder.